TECHNOLOGY SALE AND

PATENT LICENSE AGREEMENT

BETWEEN

MFD. INC.

And

GeoVax Inc.

26 December 2004 [2]

THIS AGREEMENT, is made and entered this 26 day of December 2004 by and between MFD, Inc. ("MFD"), a North Carolina corporation on the one side, and GeoVax Incorporated ("GeoVax"), a Georgia corporation having a principal place of business at 1256 Briarcliff Road, Atlanta, GA 30306 on the other side.

PART 1 - DEFINITIONS

1.1 "Affiliate" as used herein means, with respect to each party, any corporation, partnership or other entity that, directly or indirectly, owns, is owned by, or is under the common ownership with the party. For purposes of the foregoing, "own," "owned," or "ownership" means holding ownership of, or the right to vote, fifty percent (50%) or more of the voting stock or ownership interest entitled to elect a board of directors or a comparable managing authority, as of the date the Civil Action was filed or any time thereafter.

1.2 "MFD" as used herein means MFD, Inc., a North Carolina corporation having a principal place of business at 304 Lynden Valley Court, Cary, North Carolina, 27519, and includes any of its Affiliates, and any predecessors-in-interest and successors-in-interest thereof.

1.3 "MFD Patents" as used herein means and includes U.S. Patent Nos. 4,885,087, 6,022,742, 6,048,727, 6,127,141, and 6,214,574.

1.4 "Claims" as used herein means any actions, demands, claims, losses, liabilities, charges, damages, suits, debts, contracts, covenants, obligations, agreements, controversies, liens, costs, expenses, attorneys' fees, or causes of action of any kind or nature whatsoever, or right to obtain relief from any tribunal of any sort or character, whether known or unknown to the Person holding the right to assert such Claim.

1.5 The "Effective Date" means 26 December, 2004.

1.6 "Infringement" as used herein means any act that could give rise to any Claim under the patent laws of any country, including but not limited acts of infringement under 35 U.S.C. § 271.

1.7 "Patented Invention" as used herein means and includes any method described, disclosed or claimed in any of the MFD Patents and any improvements or modifications thereof.

1.8 "Parties" as used herein means MFD and GeoVax collectively.

1.9 "Party" as used herein means any one of MFD, or GeoVax.

1.10 "Person" as used herein means an individual, corporation, partnership, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

1.11 "Related Application(s)" as used herein means and includes any and all issued or pending applications that are related to any of the MFD Patents, including any continuations, continuations-in-part, divisions, interferences, reexaminations, reissues, parents, foreign counter-part applications, and any other applications disclosing, describing or claiming any invention

disclosed, described or claimed, in whole or in part, in any of the MFD Patents, or claiming the benefit of the filing date of any application whose benefit is also claimed in any of the MFD Patents.

1.12 "Related Patent(s)" as used herein means and includes any and all patents based upon any Related Application.

1.13 "Release Period" as used herein means the time period starting at the beginning of time and ending at Midnight on the Effective Date.

1.14 "GeoVax" as used herein means GeoVax Incorporated.

1.15 "GeoVax Customer" as used herein means and includes any Person or corporation that purchases, leases, licenses, accesses or otherwise obtains or is provided with any GeoVax Technology from or through GeoVax.

1.16 "GeoVax Technology" as used herein means and includes any method, process or service (or any portion thereof), that is covered by any claim or any element of any claim of any MFD Patent and that is developed, or designed by or for, or used, marketed, sold, offered for sale, licensed, imported, or distributed by or on behalf of GeoVax. GeoVax Technology does not apply to the sale or distribution of any equipment manufactured by or on behalf of GeoVax or any GeoVax User or GeoVax Customer.

1.17 "GeoVax User" means and includes any Person or corporation that uses, accesses, has access to, or is provided with any GeoVax Technology or any portion thereof that is provided, directly or indirectly, by or through GeoVax or any GeoVax Customer.

PART 2 – LICENSES

MFD hereby grants to GeoVax a fully paid, worldwide, irrevocable, exclusive license in and to the "MFD Patents" described in section 1.3 to use, market, offer for sale, sell, lease, and import any AIDS and Smallpox vaccine GeoVax Technology that is a Patented Invention and non-exclusive rights for other products for a term ending on the expiration date of the last to expire of the MFD Patents. The license granted also extends to any and all current or future GeoVax Customers the right to commercially practice The GeoVax Technology or any portion thereof. The license granted also extends to any and all current or future GeoVax Users the right to use any GeoVax Technology.

PART 3 – DELIVERABLES

By 26 December 2004, MFD shall deliver or cause to be delivered to GeoVax the licensed patents from MFD ["MFD Patents"] as described in section 1.3 inclusive of all future improvements and enhancements.

PART 4 – PAYMENT

In consideration for the licenses and deliverables set forth and granted in this Agreement and subject to the terms of this Agreement, GeoVax agrees to pay MFD, Inc. 83,333 shares of GeoVax Inc. common shares of stock having a current value of $1.20 U.S. Dollars per share for a total value of $100,000. Payment shall be made by transfer of a GeoVax Inc. common stock certificate for 83,333 shares which will be mailed to MFD, Inc..

Subject to the terms of this Agreement, GeoVax shall tender such stock payment to MFD within two months of the date that MFD executes this Agreement and submits it to GeoVax.

The parties agree that the payment described herein shall be allocated for any purposes as follows: 100% of the payment shall be for the License described in Part 2 herein.

Securities Law Representations Agreement

In order to induce the Company to issue the Common Stock, MFD hereby represents and warrants to the Company as follows:

1. The Common Stock will be purchased solely for MFD's own account for investment purposes only, and the Common Stock is not being purchased with a view to or for the resale or distribution thereof.
2. MFD is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933 because MFD is either:
   - (a) a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of the purchase exceeds $1,000,000; or
   - (b) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

(c) an entity in which all of the equity owners are individuals who qualify as accredited investors as described in subsections (a) or (b) above.

3. MFD will not sell, transfer or otherwise dispose of the Common Stock unless such sale, transfer or disposition is subsequently registered under the Securities Act of 1933 and applicable state securities laws, which is not contemplated, or unless the Company, with the advice of its legal counsel, determines that exemptions from such registration are available under those laws. MFD specifically recognizes and agrees that it is unlikely that a sale, transfer, or other disposition of the Common Stock could be made without registration under those prior to the expiration of two years following the issuance of the Common Stock.

4. There will be placed on the certificates for the Common Stock, or any substitutions therefore, a legend stating in substance as follows, and MFD will hold the Common Stock and any securities issued on account thereof subject to such legend:

THE SALE OF THESE SECURITIES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("SECURITIES ACT") OR UNDER ANY APPLICABLE STATE SECURITIES LAWS ("BLUE SKY LAWS") PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND THE BLUE SKY LAWS. AN OFFER TO SELL OR TRANSFER OR THE SALE OR TRANSFER OF THESE SECURITIES IS UNLAWFUL UNLESS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE BLUE SKY LAWS, OR UNLESS THE ISSUER, WITH THE ADVICE OF ITS LEGAL COUNSEL, DETERMINES THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE BLUE SKY LAWS IS AVAILABLE.

PART 5 – REPRESENTATIONS AND WARRANTIES

Each Party hereto hereby represents and warrants that it has the full right and power to enter into this Agreement.

Each Party hereto hereby represents and warrants that that the execution and delivery of this Agreement by it has been duly and validly authorized by all necessary action on the part of each Party and any party from whom it derives its rights and that, assuming valid execution by each Party, this Agreement is a valid and binding obligation by each party enforceable against it in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and rules or laws concerning equitable remedies.

Each Party hereto hereby represents and warrants that execution and delivery of this Agreement by it, or compliance with the terms and provision hereof, will not breach any statute or regulation of any governmental authority or conflict with or breach any judgment, order, injunctive decree, or ruling of any court or governmental authority, domestic or foreign, to which it is subject or its articles or by-laws.

Each Party hereto hereby represents and warrants that it has not heretofore assigned, transferred, hypothecated, or purported to assign, transfer, or hypothecate to any Person not a party hereto, the whole or any part or portion of its claims or rights which constitute matters released or discharged pursuant to this Agreement.

MFD hereby represent and warrant that it is the exclusive licensee of the MFD Patents and the underlying inventions described therein, with the sole and exclusive right to grant sublicenses therein.

Each Party hereto hereby represents and warrants that it has the power and authority to execute, deliver, and perform its obligations under this Agreement and that neither the execution nor delivery of this Agreement nor the performance of its obligations hereunder will constitute a breach of the terms or provisions of any contract or violate the rights of any third party.

Each Party hereto represents and warrants that it has not relied on any oral or other representation of fact not contained in writing in this instrument.

PART 6 – TERM AND BREACH

This Agreement shall continue in full force and effect commencing with the Effective Date and ending upon the expiration of the last-to-expire of the MFD Patents.

In the event of a breach of any term or condition of this Agreement, any non-breaching party is entitled to all rights and remedies allowed under law or in equity arising from said breach and are entitled to the recovery of reasonable attorneys' fees and expenses incurred in any dispute to enforce the terms of this Agreement.

PART 7 – MARKING

As Licensee, GeoVax shall mark, and shall cause any of its Affiliates to mark, all GeoVax Technology that is licensed, used or sold under this Agreement with the numbers of issued patents included in the the MFD Licensed Patents which are applicable to GeoVax Technology. This shall be accomplished by the conspicuous marking of the packaging or labels on any invoices for services making or using the GeoVax Technology to be practiced with the words "Produced Under License From MFD, Inc., Inc., and Protected by U.S. Patent Nos. 4,885,087, 6,022,742, 6,048,727, 6,127,141, and 6,214,574."

PART 8 -- GENERAL PROVISION

The Parties agree that the other party may disclose the terms of this Agreement including the amount to be paid and/or the amount paid to any of the MFD Parties by GeoVax pursuant to this Agreement. In the event this Agreement is sought in any document request, subpoena or similar judicial process, the party responding to the request shall inform the other party of the fulfillment of such request.

This Agreement is assignable by GeoVax without the prior written consent of MFD to a corporate successor of GeoVax or to a Person acquiring all or substantially all of the business and assets of GeoVax. After such assignment, any such corporate successor or acquiring party shall be bound by this Agreement.

This Agreement constitutes the entire agreement between the parties as regards to its subject matter and supersedes all written or oral prior agreements or understandings between the Parties. There have been no representations, warranties or promises outside of this Agreement. This Agreement shall take precedence over any other documents that may be in conflict with it.

This Agreement was drafted with the mutual cooperation of the Parties and shall not be construed in favor or against any of the Parties.

No variation or modification of the terms or provisions of this Agreement shall be valid unless in writing and signed by duly authorized officers of the Parties hereto.

Waiver by any of the Parties of any single default or breach or succession of defaults or breaches by either or both of the others shall not deprive any of the Parties of any right or remedy arising out of any subsequent default or breach.

The Parties agree that the exclusive venue for the enforcement of this Agreement shall be in the State or Federal Court sitting in Atlanta, Georgia.

The captions herein are solely for convenience of reference and shall not affect the construction or interpretation of this Agreement.

Nothing contained in this Agreement constitutes, and nothing in this Agreement shall be construed to constitute, an admission of any liability or responsibility by any of the Parties.

This Agreement may be executed separately or independently in any number of counterparts, each and all of which together shall be deemed to have been executed simultaneously and for all purposes to be one Agreement. Facsimile signatures shall constitute original, binding signatures.

The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Any notices or payment permitted or required by this Agreement shall be transmitted via Registered or certified Mail, return receipt requested or via overnight courier, signature required to the following addresses:

If to GeoVax:

Donald G. Hildebrand
GeoVax Inc.
1256 Briarcliff Rd.
Atlanta, GA 30306

If to MFD:

Henry B. Kopf
MFD, Inc.
304 Lynden Valley Court
Cary, NC 27519

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their duly authorized representatives:

MFD, Inc.	GeoVax, Inc.
By: Henry B Kopf	By: [signature]
Print Name: HENRY B. KOPF	Print Name: Donald G. Hildebrand
Title: President	Title: President
Date: Dec 26, 2004	Date: 26 Dec 2004